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                                           COMMONWEALTH OF MASSACHUSETTS


                                              William Francis Galvin
                                           Secretary of the Commonwealth
                         One Ashburton Place, Boston, Massachusetts 02108-1512


                                               ARTICLES OF AMENDMENT
                                     (General Laws, Chapter 156B, Section 72)



We,     Mary Jo Wiegand /'Vice President,





and     Patrick E. Rondeau /Clerk   of Patten Corporation



located at /c/o Choate, Hall & Stewart, Exchange Place, 53 State St., Boston, MA 02109
(Street address of corporation in Massachusetts)

certify that these Articles of Amendment  affecting articles number:

1
(Number those. articles 1, 2, 3, 4, 5 and/or 6 being amended).

of the Articles of Organization were duly adopted at a meeting held a. February 15, 1996 by vote of:

15,01,509     shares of      Common Stock                     of  19,541,472        shares outstanding,
                                    (type, class & series, if any)


    "'being at least a majority of each type, class or series outstanding and entitled to vote thereon

Article I of the Restated Articles of Organization is amended to change the name of the corporation to:

Bluegreen Corporation

*Delete the inapplicable words.        **Delete the ib4f inapplicable clause.
, For amendments adopted pursuant.- to Chapter 156a, Section 70.

To change the  number of shares and the par value (if 2ny) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:



The total presently Authorized is:


           WITHOUT  PAR VALUE STOCKS                              WITH PAR VALUE STOCKS

         TYPE            NUMBER OF SHARES -TYPE            NUMBER OF SHARES      PAR VALUE
      Common:                                             Common:

      Preferred:                                          Preferred:


Common the total authorized to:

           WITHOUT PAR VALUE STOCKS                           WITH PAR VALUE STOCKS -
        TYPE             NUMBER OF SHARES                 TYPE              NUMBER OF SHARES                     PAR VALUE
    COMMON:                                               Common:

    Preferred:
I

The foregoing amendments) will become effective when these Articles of Amendment are filed in accordance with
General laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendments will become effective on such later date.



Later Active date:

SIGNED UNDER THE  PENALTIES OF PERJURY, this 27th          day of  February                 .19   96





'Vice President,



      Clerk /




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THE COMMONWEALTH OF MASSACHUSETTS


        ARTICLES OF AMENDMENT
    (General Laws, Chapter 156B, Section 72)



I hereby approve the within Articles of Amendment and, the filing fee in
the  amount of $______       having been paid, said articles arc deemed
to have been filed with me this
19            -
                                                      day of



Effective date.,



                    William Francis Galvin
Secretary of of the Commonwealth


TO BE  FILLED IN BY CORPORATION ,
Photocopy of document to be sent to-.

James W.  Hackett, Jr.., Esq.
c/o Choate, Hall & Stewart
Exchange Place
53 State Street
Boston, MA 02109-2891